UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Soliciting Material under §240.14a-12

AGL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

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AGL Resources Employee Frequently Asked Questions (FAQs)

Posted on Intranet 8/24/15

1.  What did AGL Resources announce today?

In a joint press release with Southern Company, we announced today that AGL Resources will join Southern Company’s family of companies in a $12 billion transaction that will bring together two of the country’s largest and strongest energy companies, spanning the electric and natural gas industries. When the transaction is completed, we will be part of the second largest utility in America by customer count.

2.  What can you tell us about Southern Company?

Southern Company is one of the nation’s largest producers of electricity, providing service to more than 4.5 million customers spanning 120,000 square miles of territory. Founded in 1912, Southern Company is headquartered in Atlanta. The company employs approximately 26,000 people in its four regulated electric utilities – Georgia Power, Alabama Power, Mississippi Power and Gulf Power – and its other subsidiaries.

3.  Why does this combination make sense for AGL Resources?

We have found a strong partner in Southern Company and are confident that joining two such solid energy companies will benefit our customers and shareholders and will present exciting opportunities for our employees to grow. This transaction provides our shareholders with a significant premium for their shares and places the AGL Resources family of companies under an umbrella that can further support our strategic objectives.

AGL Resources has developed a remarkable record of forging highly successful partnerships in the natural gas industry for more than a decade, and this transaction is a logical next step. AGL Resources and Southern Company have complementary businesses, outstanding reputations and similar shared values, including a very strong commitment to safety. Together we will leverage our combined resources and expertise to ensure affordable, reliable energy and infrastructure for the future.

Of course, throughout this transaction our natural gas utility customers will rely on AGL Resources employees to continue providing the safe, reliable, cost-effective natural gas service those customers expect and deserve – from the people they’ve come to know and trust.

4.  What will the transaction mean for AGL Resources’ unregulated businesses?

The transaction not only will increase the scale of the combined company’s regulated businesses, it also will diversify the combined company’s unregulated businesses, providing opportunities to leverage the experience and best practices of both companies.

5.  What impact will this announcement have on AGL Resources’ employees? Will there be any layoffs?

Simply stated, this transaction with Southern Company will provide unprecedented opportunities to build on our highly successful track record of managing a diverse set of assets, building a foundation for growth, effectively serving our customers and creating value for shareholders. And combining with Southern Company will provide our employees with exciting opportunities as part of a larger organization.

As you know, AGL Resources has had tremendous success for the past decade and a half with combining companies in ways that are beneficial for shareholders, customers, the public and employees. Our successful decisions have resulted in state-of-the-art work management systems and new gas operations technologies, as well as modernized equipment, tools, and fleet operations. Our wholesale and retail businesses have grown, and our commitment to the communities we serve is stronger than ever before – all because AGL Resources has made smart business decisions.

Our employees have watched the company grow as those decisions were made. Employees have seen what a healthier financial base can bring and have learned new skills and advanced their careers. We have been rewarded for our success, and our customers appreciate our team members and the company they represent more than ever.

Until the transaction is complete, the companies will continue to operate separately, and it will remain business as usual at AGL Resources. We will make every effort to keep you informed as we move forward. Please continue to focus on delivering great service and outstanding results to our customers and shareholders.

6.  What will be the role of AGL Resources’ management in the combined company?

Southern Company’s management team has great respect for the leadership of AGL Resources. Our management team will continue to work closely with Southern Company’s management team as we move forward.

7.  Will there be any changes in employee benefits and compensation?

The benefits and compensation you receive from AGL Resources remain unchanged, and you can expect to participate in open enrollment this fall, just as you typically would do. In addition, Southern Company will honor our collective bargaining agreements.

8.  Will AGL Resources have a new name? What about our operating companies?

AGL Resources will continue to operate under its current name until the transaction closes, when we will become a wholly owned subsidiary of Southern Company. At that point the name may be changed, but our local distribution companies enjoy great name recognition and have developed strong customer relationships in our communities. We are pleased to report that our gas utility operations will continue to operate under their current names.

9.  How will customers benefit from this transaction?

Our natural gas utility customers will be able to continue to rely on the excellent service of AGL Resources companies. We have a well-deserved reputation for providing safe, reliable, cost-effective service, and the same people our customers have come to know and trust will continue to bring them the natural gas service they rely on.

10.   Who will lead the new company?

As we make progress toward closing the transaction and securing the required regulatory approvals, our current management team will remain in place. We will make every effort to keep you informed of developments and progress as we move forward.

11.  Will the location of AGL Resources headquarters change?

We will continue to have our corporate headquarters in Atlanta, where Southern Company’s corporate headquarters also are located.

12.  What are the next steps? How long before the transaction closes? What approvals are required?

          We expect the transaction to be completed in approximately one year. Until then, it will be business as usual at AGL Resources.

The transaction is conditioned upon, among other things, approval by regulatory commissions in most of the states where we operate regulated assets; the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and approval by the Federal Communications Commission.

13.  What should I say if I’m contacted by media, financial community, or other third parties about the transaction?

It is likely that the news of this transaction will lead to increased interest in AGL Resources, and it is important that we speak with one voice on this matter. If you receive any inquiries from the media or other interested parties, please refer them to Tami Gerke at 404-584-3873 and investor calls to Sarah Stashak at 404-584-4577.

14.  What should employees expect over the coming months?

Until the transaction is completed, we will continue to operate as a separate company, and it will remain business as usual. All employees should remain focused on meeting our customers’ needs and delivering safe and reliable service.

If you have any additional questions, we encourage you to send them to questions@aglresources.com. From your questions we will develop additional Q&A documents that will be posted on the Source.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between AGL Resources Inc. (the “Company”) and The Southern Company. In connection with the transaction, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY  BECOME  AVAILABLE  BECAUSE  THEY  WILL  CONTAIN  IMPORTANT  INFORMATION  ABOUT  THE
TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available), as well as other filings containing information about AGL Resources Inc., free of charge, at the SEC’s website at www.sec.gov, or free of charge from the Company at www.aglresources.com under the tab Investor Relations/SEC Filings or by directing a request to the Company at AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302- 4569.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 17, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks. These forward-looking statements relate to, among  other things, the expected benefits of the transaction such as efficiencies, cost savings, growth potential, and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following:  the failure to receive, on a timely basis or otherwise, the required approvals in connection with the transaction with The Southern Company by the Company’s shareholders and government or regulatory agencies (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this communication, as well as under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and security holders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.